SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2006
The Spectranetics Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-19711	84-0997049

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)
96 Talamine Court
Colorado Springs, CO 80907-5186
(Address of Principal Executive Offices)

(719) 633-8333
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On December 29, 2006, the Spectranetics Corporation (the “Company”) entered into a new building lease, the material terms of which are described below:
•	A term of 10 years, with two separate five-year renewal options at the Company’s option, except if in default of any lease terms.

•	The lease is for 74,749 square feet. 41,120 square feet will be leased upon completion of tenant improvements with the remaining 33,629 leased within one year thereafter.

•	The Company has a four-year option to lease an additional 40,000 square feet to be constructed on the same property.

•	The lease rate at full occupancy of the building is $12.26 per square foot. The lease contains annual lease rate escalators of three to four percent throughout its term.

•	It is a triple net lease, which requires Spectranetics to pay operating costs of the building in addition to the lease rate.

•	Landlord will fund up to $40 per square foot of tenant improvements and Spectranetics is responsible for tenant improvements in excess of $40 per square foot.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2007	The Spectranetics Corporation (registrant)
	By:	/s/ Guy Childs
		Name:	Guy Childs
Its: Chief Financial Officer